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Exhibit 8.1

[SIDLEY LOGO]	SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT	GENEVA HONG KONG LONDON LOS ANGELES NEW YORK	SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, DC
FOUNDED 1866

November 8, 2006

Aldabra Acquistion Corporation
c/o Terrapin Partners LLC
540 Madison Avenue, 17th Floor
New York, New York 10022

    Re:
    Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel for Aldabra Acquisition Corporation, a Delaware corporation ("Aldabra"), in connection with (i) the Merger (the "Merger") and the Post-Closing Mergers (the "Post-Closing Mergers"), contemplated by, and defined and described in, the Agreement and Plan of Merger dated as of June 20, 2006 (the "Agreement"), among Aldabra, Aldabra Merger Sub, L.L.C., a Delaware limited liability company ("Merger Sub"), GLDD Acquisitions Corp., a Delaware corporation (the "Company"), Madison Dearborn Capital Partners IV, L.P., a Delaware limited partnership, solely in its capacity as representative as set forth in the Agreement and Terrapin Partners LLC, solely in its capacity as representative as set forth in the Agreement, and (ii) the preparation and filing of the related Registration Statement on Form S-4, which includes a Joint Proxy Statement / Prospectus (as amended through the date hereof, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission"). You have requested our opinion regarding the United States federal income tax consequences of the Merger and the Post-Closing Mergers. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Agreement.

        The Merger and the Post-Closing Mergers are comprised of five separate Delaware statutory mergers. The Merger, which is the first Delaware statutory merger, entails the merger of the Company with and into Merger Sub. Following the Merger, Aldabra will merge with and into a limited liability company ("Holdco Merger Sub"), which is wholly owned by Great Lakes Dredge & Dock Holding Corp. ("Holdco") (the "Holdco Merger"). Holdco is a newly formed, wholly-owned subsidiary corporation of Aldabra. Following the Holdco Merger, Holdco Merger Sub and Merger Sub will merge with and into Holdco. Finally, Great Lakes Dredge & Dock Corporation ("GLDD"), a wholly-owned subsidiary corporation of the Company prior to the Merger, will merge with and into Holdco (the "GLDD Merger," together with the Holdco Merger and the mergers of Holdco Merger Sub and Merger Sub into Holdco, the "Post-Closing Mergers").

        In connection with this opinion letter, we have examined the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinions, including, but not limited to, certain representation letters received by us from each of Aldabra and the Company dated the date hereof and referring to this opinion letter (the "Aldabra Tax Certificate" and the "Company Tax Certificate", respectively). For purposes of this opinion letter, we have assumed (i) the validity and accuracy of the documents that we have examined, (ii) that the Merger and the Post-Closing Mergers will be consummated in the manner described in the Agreement and the Registration Statement, (iii) that the statements concerning the Merger and the Post-Closing Mergers set forth in the Registration Statement, including the purposes of the Company and Aldabra for consummating the Merger and the Post-Closing Mergers, are accurate and complete in all respects as of the Effective Time and all relevant times thereafter, (iv) that the representations made by Aldabra in the Aldabra Tax Certificate and by the Company in the Company Tax Certificate are accurate and complete in all respects as of the Effective Time and all relevant times thereafter, (v) that the representations set forth in the Agreement are accurate and complete in all respects as of the Effective Time and all relevant times thereafter, (vi) that the covenants and agreements contained in the Agreement, the Aldabra Tax Certificate and the Company Tax Certificate will be performed without waiver or breach of any material provision, (vii) that the Merger and the Post-Closing Mergers will be reported by Aldabra, the Company, Holdco and Great Lakes Dredge & Dock Corporation ("Great Lakes") on their respective United States federal income tax returns in a manner consistent with the opinions set forth below, and (viii) that the Merger and the Post-Closing Mergers will qualify as statutory mergers under the applicable laws of the State of Delaware.

        Our opinion is not binding on the Internal Revenue Service (the "IRS") or any court. In rendering our opinions, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretative rulings of the IRS and such other authorities as we have considered relevant. It should be noted that such statutes, regulations, judicial authorities, administrative interpretations and other authorities are subject to change at any time (possibly with retroactive effect). A change in the authorities or the inaccuracy of any of the documents or assumptions on which our opinions are based could affect our conclusions.

        Based upon and subject to the foregoing, in our opinion, for United States federal income tax purposes:

            (i)  With respect to the Merger:

            (a)   the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; and

            (b)   each of the Company and Aldabra will be a party to a reorganization within the meaning of Section 368(b) of the Code.

           (ii)  With respect to the Holdco Merger:

            (a)   the Holdco Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; and

            (b)   each of Aldabra and Holdco will be a party to a reorganization within the meaning of Section 368(b) of the Code.

          (iii)  The mergers of Holdco Merger Sub and Merger Sub into Holdco will not constitute transactions for United States federal income tax purposes and will therefore be disregarded for such purposes.

          (iv)  With respect to the GLDD Merger:

            (a)   the GLDD Merger will either be treated as a complete liquidation to which Section 332 of the Code applies or as a reorganization within the meaning of section 368(a) of the Code; and

            (b)   to the extent the GLDD Merger is treated as a reorganization (and not a complete liquidation to which Section 332 of the Code applies), each of GLDD and Holdco will be a party to a reorganization within the meaning of Section 368(b) of the Code.

        Based upon and subject to the foregoing and subject to the qualifications set forth herein and in the related Registration Statement, we confirm that the statements set forth in the related Registration

Statement under the caption "U.S. Federal Income Tax Considerations" constitute our opinion as to the United States federal income tax consequences of those matters set forth therein.

        Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger, the Post-Closing Mergers or any other transactions. We express no opinion with respect to the effect of any laws other than federal income tax laws of the United States of America.

        We hereby consent to the reference to this opinion letter in the related Registration Statement, to the filing of this opinion letter as an exhibit to the related Registration Statement and to the reference to our firm under the heading "U.S. Federal Income Tax Considerations" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. We are furnishing this opinion letter to you solely in connection with the filing of the Registration Statement.

Very truly yours,
Sidley Austin LLP
By:	/s/ Sidley Austin LLP

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  Exhibit 8.1